Exhibit 12.2



                          Boston Edison Company
              Computation of Ratio of Earnings to Fixed
          Charges and Preferred Stock Dividend Requirements
                     Year ended December 31, 1994
                            (in thousands)



Net income from continuing operations            $125,022

Income taxes                                       57,114

Fixed charges                                     125,515
                                                 --------
     Total                                       $307,651
                                                 ========

Interest expense                                 $114,937
Interest component of rentals                      10,578
                                                 --------
     Subtotal                                    $125,515
                                                 --------

Preferred stock dividend requirements              22,982
                                                 --------
     Total                                       $148,497
                                                 ========

Ratio of earnings to fixed charges
 and preferred stock dividend
 requirements                                        2.07
                                                     ====